UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the 2006 Long-Term Incentive Plan (the “Plan”) of Omega Protein Corporation (the “Company”), on each date of the Company’s Annual Meeting of Stockholders, each Outside Director (as defined in the Plan) receives an automatic stock option grant under the Plan to purchase a number of shares of the Company’s common at fair market value on the date of the grant. The number of shares is determined by the Board of Directors and is currently set at 10,000.

The Company’s 2008 Annual Meeting of Stockholders was held on May 27, 2008. Accordingly, each Outside Director (Dr. Gary L. Allee, Gary R. Goodwin, Paul M. Kearns, Dr. William E. M. Lands and Harry O. Nicodemus IV) received a stock option grant pursuant to the Plan for 10,000 shares of Common Stock. These non-qualified stock options vest six months and one day after the date of the grant and have an exercise price of $13.41 per share, the fair market value of the Common Stock on the date of grant.

Item 8.01. Other Events

On May 27, 2008, the Company held its 2008 Annual Meeting of Stockholders. At that meeting, stockholders re-elected two Class I Directors: Dr. Gary L. Allee and Dr. William E.M. Lands. The Class I Directors’ terms expire at the 2011 Annual Meeting of Stockholders.

At the meeting, stockholders also ratified the appointment of PricewaterhouseCoopers, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008.

Robert W. Stockton, the Executive Vice President and Chief Financial Officer of the Company, has entered into a pre-arranged stock sales plan intended to qualify under Rule 10b5-1 of the Securities and Exchange Act of 1934 to sell up to 210,000 shares of Company common stock over time.

The stock sales plan has been approved under the Company’s internal securities trading policy. Rule 10b5-1 plans permit individuals who are not in possession of material non-public information to establish pre-arranged plans to buy or sell Company stock. These plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designated by the Company’s internal securities trading policy.

Under this plan, a broker not affiliated with the Company may, over a period of time starting on May 23, 2008 and ending on November 19, 2008, sell up to 210,000 shares of Company common stock held by Mr. Stockton at various designed prices ranging from $15.00 to $18.00 per share.

The shares to be sold pursuant to this Rule 10b5-1 plan relate to shares to be acquired upon exercise of stock options previously granted under the Company’s 2000 Long-Term Incentive Plan. The maximum number of shares that may be sold under this Rule 10b5-1 plan represents substantially all of Mr. Stockton’s combined current holdings of the Company’s common stock and options to purchase Company common stock.

Specific sales transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

a.    Financial Statements of Businesses Acquired.

None.

b.    Pro Forma Financial Information

None.

c.    Shell Company Transactions

None.

d.    Exhibits

10.1    Rule 10b5-1 Sales Plan dated May 23, 2008 entered into by Robert W. Stockton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: May 28, 2008	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary